Exhibit 10.2

NOTICE OF GRANT – PERFORMANCE-BASED RESTRICTED STOCK UNITS (PERFORMANCE UNITS)
Name of Holder:
EMPLOYEE NAME

Plan:	Amended and Restated 2010 Equity and Long-Term Compensation Plan
Grant Date:	XX/XX/XXXX
Number of Performance Units:	X,XXX
Subject to the provisions of the Amended and Restated 2010 Equity and Long-Term Compensation Plan, as amended (“Plan”), the Performance Units will be settled in accordance with the Grant Agreement accompanying this Notice of Grant (“Grant Agreement”).

Mattel, Inc. 333 Continental Boulevard El Segundo, CA 90245	Type of Grant: Performance Units	Holder's ID: Mattel’s ID:	[X] 95-1567322

By electronically accepting the Performance Units, you agree that (i) such acceptance constitutes your electronic signature in execution of the Grant Agreement and such electronic signature constitutes legal acceptance of the Grant Agreement; (ii) you agree to be bound by the provisions of the Plan and the Grant Agreement; (iii) you have reviewed the Plan and the Grant Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to accepting the Performance Units and fully understand all of the provisions of the Plan and the Grant Agreement; (iv) you have been provided with a copy or electronic access to a copy of the U.S. prospectus for the Plan; and (v) you hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee (as defined in the Plan) upon any questions arising under the Plan and the Grant Agreement.

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GRANT AGREEMENT FOR
LONG-TERM INCENTIVE PROGRAM
PERFORMANCE-BASED RESTRICTED STOCK UNITS
FOR SENIOR EXECUTIVES UNDER THE
MATTEL, INC. AMENDED AND RESTATED
2010 EQUITY AND LONG-TERM COMPENSATION PLAN
This is a Grant Agreement (this “Grant Agreement”) between Mattel, Inc. (“Mattel”) and the individual (the “Holder”) named in the Notice of Grant – Performance-Based Restricted Stock Units (the “Notice”). The Notice accompanying this Grant Agreement is deemed a part of this Grant Agreement.
Recitals
Mattel has adopted the Amended and Restated 2010 Equity and Long-Term Compensation Plan, as may be amended from time to time (the “Plan”), for the granting to selected employees of awards based upon shares of Common Stock of Mattel. In accordance with the terms of the Plan, the Compensation Committee of the Board of Directors (the “Committee”) has approved the execution of this Grant Agreement between Mattel and the Holder. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Plan. This Grant Agreement incorporates certain provisions required by the terms of the Mattel, Inc. Amended and Restated Executive Severance Plan B, as may be amended from time to time (the “Severance Plan”).
Performance Units
1.Grant. Mattel grants to the Holder the number of restricted stock units based on shares of Common Stock set forth in the Notice (the “Performance Units”), subject to adjustment, forfeiture, and the other terms and conditions set forth below, as of the effective date of the grant (the “Grant Date”) specified in the Notice. The number of Performance Units specified in the Notice reflects the target number of Performance Units that may be earned by the Holder. The Company and the Holder acknowledge that the Performance Units (a) are being granted hereunder in exchange for the Holder’s agreement to provide services to the Company after the Grant Date, for which the Holder will otherwise not be fully compensated, and which the Company deems to have a value at least equal to the aggregate par value of the shares of Common Stock, if any, that the Holder may become entitled to receive under this Grant Agreement, and (b) will, except as provided in Sections 4 and 5 hereof, be forfeited by the Holder if the Holder’s termination of employment occurs before the Settlement Date (as defined in Section 7, below), and are further subject to cancellation (and any shares of Common Stock or cash delivered in settlement of the Performance Units are subject to recapture) if the Holder engages in certain conduct detrimental to the Company, in each case as more fully set forth in this Grant Agreement and the Plan.
2.Performance Criteria. Subject to the Holder’s continuous employment through the Settlement Date and subject to Sections 4-6 below, the Holder will earn a number of Performance Units on the Settlement Date determined based on the achievement of three-year
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goals related to cumulative net income (the “Company Performance Measure”) and relative total stockholder return (“Relative TSR”) during the period beginning on January 1, 2026 and ending on March 15, 2029 (the “Performance Cycle”), with performance for the Company Performance Measure measured over the period beginning on January 1, 2026 and ending on December 31, 2028, and performance for Relative TSR measured over the period beginning on March 15, 2026 and ending on March 15, 2029, in each case, as determined by the Committee.
3.Dividend Equivalent Rights. The Performance Units are granted with Dividend Equivalent rights, as set forth in this Section 3. As of each payment date for any cash dividend or distribution with respect to the Common Stock with a record date on or after the commencement date and on or before all of the Performance Units are settled or forfeited as set forth below, the Holder shall be credited (without interest) with an additional number of Performance Units, in whole or in fractions thereof, in an amount determined by dividing (i) the aggregate cash dividends that would have been paid on such dividend payment date in respect of the number of shares of Common Stock underlying the Performance Units actually earned by the Holder in accordance with this Grant Agreement, by (ii) the Common Stock closing price on the ex-dividend date (two trading days prior to the record date). All such additional Performance Units shall be subject to the same terms and conditions (including vesting conditions and Dividend Equivalent rights) applicable to the Performance Units in respect of which they were credited and shall be settled at the time of settlement of the Performance Units to which they are related, in accordance with Section 7. Dividend Equivalent rights and any amounts that may become distributable in respect thereof, to the extent subject to Section 409A of the Code, shall be treated separately from the Performance Units and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code.
4.Consequences of Termination of Employment. The consequences of the Holder’s termination of employment prior to the Settlement Date and before a Change in Control shall be as follows:
i.In the case of a termination of the Holder’s employment with the Company (a “Termination of Employment”) by the Company for Cause, the Performance Units shall be forfeited as of the date of the Termination of Employment. For purposes of this Grant Agreement, the Holder’s Termination of Employment shall be considered to be for “Cause” if it is a termination for “Cause” pursuant to an Individual Agreement to which the Holder is a party that is then in effect or, if there is no Individual Agreement in effect that defines “Cause”, “Cause” shall have the meaning set forth in the Plan.
ii.In the case of a Termination of Employment after June 30, 2026 (a) at a time when the Holder has attained at least 55 years of age and completed at least ten Years of Service (other than as a result of a Termination of Employment by the Company for Cause), or (b) as a result of the Holder’s death or Disability, the number of Performance Units earned shall be determined as follows: first, the Committee shall determine the number of Performance Units earned based on actual achievement of the Company Performance Measure and Relative TSR following the end of the Performance Cycle; and second, the number of Performance Units so obtained shall be multiplied by a fraction (no greater than one), the numerator of which is the total number of full months elapsed from the first day of the Performance Cycle to the date of the Holder’s Termination of Employment and the denominator of which is the total number of months in the Performance Cycle. Such number of Performance Units shall then be settled in accordance with Section 7 in the same manner as for all other holders whose awards are settled on the Settlement Date.
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iii.In the case of a Non-Change of Control Covered Termination (as defined in the Severance Plan), the number of Performance Units earned shall be determined as follows: first, the Committee shall determine the number of Performance Units earned based on actual achievement of the Company Performance Measure and Relative TSR following the end of the Performance Cycle; and second, the number of Performance Units so obtained shall be multiplied by a fraction (no greater than one), the numerator of which is the total number of full months elapsed from the first day of the Performance Cycle to the date of the Holder’s Termination of Employment and the denominator of which is the total number of months in the Performance Cycle. Such number of Performance Units shall then be settled in accordance with Section 7 in the same manner as for all other holders whose awards are settled on the Settlement Date.
iv.In all other cases, the Performance Units shall be forfeited as of the date of the Termination of Employment.
5.Change in Control. If a Change in Control occurs and the Holder has remained continuously employed by the Company until at least immediately prior to such Change in Control, the Performance Units shall not vest in accordance with the terms of Section 18 of the Plan and the number of Performance Units earned shall be determined as follows:
i.Unless a Qualifying Replacement Award is provided to the Holder to replace the Performance Units, the Performance Units shall, immediately prior to, and subject to the consummation of, such Change in Control, vest and be settled immediately based on actual achievement of the Company Performance Measure through the most recently completed fiscal year prior to such Change in Control (provided, however, that if such Change in Control occurs prior to the end of the first fiscal year in the Performance Cycle, Company Performance shall be assumed to be target) and actual Relative TSR achieved in connection with the Change in Control (and for avoidance of doubt taking into account the stock price paid per share of Common Stock in the Change in Control).
i.If the Performance Units have been replaced by a Qualifying Replacement Award and cease to be subject to performance-based vesting conditions and, before the Settlement Date, the Holder experiences a Change of Control Covered Termination (as defined in the Severance Plan), then as of immediately prior to the Holder’s Termination of Employment, all shares subject to the Qualifying Replacement Award shall fully vest as of the date of such Termination of Employment, and shall be settled immediately upon such Termination of Employment.
ii.If the Performance Units have been replaced by a Qualifying Replacement Award and remain subject to performance-based vesting conditions and, before the Settlement Date, the Holder experiences a Change of Control Covered Termination, then, as of immediately prior to the Holder’s Termination of Employment, such number of shares subject to the Qualifying Replacement Award shall vest as of the date of such Termination of Employment, and shall be settled immediately upon such Termination of Employment based on actual achievement of the Company Performance Measure through the most recently completed fiscal year prior to such Termination of Employment (provided, however, that if such Termination of Employment occurs prior to the end of the first fiscal year in the Performance Cycle, the Company Performance Measure
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shall be assumed to be at target) and actual achievement of Relative TSR through the date of such Termination of Employment.
6.    Any Performance Units which are earned pursuant to this Section 5 shall be settled on or within 60 days after the Change in Control or Termination of Employment, as applicable, but in no event later than the Settlement Date, in accordance with Section 7.
7.Termination, Rescission and Recapture. The Holder specifically acknowledges that the Performance Units and any shares of Common Stock or cash delivered in settlement thereof are subject to the provisions of Section 19 of the Plan, entitled “Termination, Rescission and Recapture,” which can cause the forfeiture of the Performance Units and/or the recapture of any shares of Common Stock and/or cash delivered in settlement thereof and/or the proceeds of the sale of any such shares of Common Stock. Except as provided in the final sentence in this Section 6, as a condition of the settlement of the Performance Units, the Holder will be required, if requested by the Company, to certify that the Holder is in compliance with the terms and conditions of the Plan (including the conditions set forth in Section 19 of the Plan) and, if a Termination of Employment has occurred, to state the name and address of the Holder’s then-current employer or any entity for which the Holder performs business services and the Holder’s title, and shall identify any organization or business in which the Holder owns a greater-than-five-percent equity interest. If the Company conditions the settlement of the Performance Units on such a certification from the Holder, and the period during which the Holder may provide such certification spans two taxable years, then such settlement shall occur in the second taxable year but in no event later than March 15 of such second taxable year. Section 19 of the Plan is inapplicable, and accordingly such certification shall not be required, after a Termination of Employment of the Holder that occurs within the 24-month period after a Change in Control.
8.Payout of Performance Units. Within 15 business days following the Committee’s approval of the earnout for the Company Performance Measure and Relative TSR following the end of the Performance Cycle, or such later date as may be required in accordance with Section 6 above (the “Settlement Date”), subject to Section 9 below, the Company shall settle each earned Performance Unit by delivering to the Holder one share of Common Stock or a cash payment equal to the Fair Market Value of a share of Common Stock, as the Company may in its sole discretion determine (and the Company may settle some Performance Units in shares of Common Stock and some in cash). In the case of Performance Units settled by delivery of shares of Common Stock, the Company shall (a) issue or cause to be delivered to the Holder (or the Holder’s Heir, as defined below, if applicable) one or more unlegended stock certificates representing such shares, or (b) cause a book entry for such shares to be made in the name of the Holder (or the Holder’s Heir, if applicable). In the case of the Holder’s death, the cash and/or shares of Common Stock to be delivered in settlement of Performance Units as described above shall be delivered to the Holder’s beneficiary or beneficiaries (as designated in the manner determined by the Committee), or if no beneficiary is so designated or if no beneficiary survives the Holder, then the Holder’s administrator, executor, personal representative, or other person to whom the Performance Units are transferred by means of the Holder’s will or the laws of descent and distribution (such beneficiary, beneficiaries, or other person(s), the “Holder’s Heir”).
9.Code Section 409A. The Performance Units are not intended to constitute “deferred compensation” within the meaning of Section 409A of the Code. If Mattel determines after the Grant Date that an amendment to this Grant Agreement is necessary or advisable to ensure that the Performance Units will not be subject to Section 409A of the Code, or alternatively to ensure that they comply with Section 409A of the Code, it may make such amendment, effective as of the Grant Date or at any later date, without the consent of the Holder.
Notwithstanding anything in this Grant Agreement to the contrary, to the extent that any payment or benefit constitutes non-exempt “nonqualified deferred compensation” for purposes of
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Section 409A of the Code, and such payment or benefit would otherwise be payable or distributable hereunder by reason of the Holder’s Termination of Employment, all references to the Holder’s Termination of Employment shall be construed to mean a “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h) (a “Separation from Service”), and the Holder shall not be considered to have a Termination of Employment unless such termination constitutes a Separation from Service with respect to the Holder.
10.Tax Withholding. The Company shall withhold from the cash and/or shares of Common Stock deliverable in settlement of the Performance Units an amount necessary to satisfy the income taxes, social taxes, payroll taxes, and other taxes required to be withheld in connection with such settlement. If such payment is in the form of shares of Common Stock deliverable on the Settlement Date, the Fair Market Value of such shares on the Settlement Date shall not exceed the sums necessary to pay the tax withholding based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income, rounded up to the nearest whole number of shares (unless higher withholding is permissible without adverse accounting consequences to the Company). If any such taxes are required to be withheld at a date earlier than the Settlement Date, then notwithstanding any other provision of this Grant Agreement, the Company may (i) satisfy such obligation by causing the forfeiture of a number of Performance Units having a Fair Market Value, on such earlier date, equal to the amount necessary to satisfy the minimum required amount of such withholding (unless higher withholding is permissible without adverse accounting consequences to the Company), or (ii) make such other arrangements with the Holder for such withholding as may be satisfactory to the Company in its sole discretion. The Company may, in its discretion, withhold any amount necessary to pay the applicable taxes from the Holder’s regular salary/wages or any other amounts payable to the Holder, with no withholding of shares of Common Stock, or may require the Holder to submit payment equivalent to the minimum taxes required to be withheld (unless higher withholding is permissible without adverse accounting consequences to the Company) by means of certified check, cashier’s check, or wire transfer.
Further, if the Holder becomes subject to taxation in more than one country between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Holder acknowledges that the Company may be required to withhold or account for taxes in more than one country. In the event the withholding requirements for the applicable taxes are not satisfied, no shares of Common Stock will be issued to the Holder (or the Holder’s estate) upon settlement of the Performance Units unless and until satisfactory arrangements (as determined by the Company in its sole discretion) have been made by the Holder with respect to the payment of any such applicable taxes. By accepting the Performance Units, the Holder expressly consents to the methods of withholding as provided hereunder. All other taxes related to the Performance Units and any shares of Common Stock delivered in settlement thereof shall be the sole responsibility of the Holder.
11.Compliance with Law.
i.No shares of Common Stock shall be issued and delivered pursuant to a vested Performance Unit unless and until all applicable registration requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any national securities exchange on which the shares of Common Stock are then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been complied with and are in full force. In particular, the Committee may require certain investment (or
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other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.
ii.If any provision of this Grant Agreement is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Grant Agreement is determined to be illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law, but the other provisions of this Grant Agreement shall remain in full force and effect.
iii.If the Holder is a resident of or employed in a country other than the United States, the Holder agrees, as a condition to the grant of the Performance Units, to repatriate all payments attributable to the shares of Common Stock and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the shares of Common Stock acquired pursuant to these Performance Units) in accordance with local foreign exchange rules and regulations in the Holder’s country of residence (and country of employment, if different). In addition, the Holder agrees to take any and all actions, and consents to any and all actions taken by the Company, as may be required to allow the Company to comply with local laws, rules, and regulations in the Holder’s country of residence (and country of employment, if different). Finally, the Holder agrees to take any and all actions that may be required to comply with the Holder’s personal legal and tax obligations under local laws, rules, and regulations in the Holder’s country of residence (and country of employment, if different).
iv.If the Holder is a resident of or employed in a country that is a member of the European Union, the grant of the Performance Units and this Grant Agreement are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of the Performance Units is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, Mattel, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to render it valid and enforceable to the full extent permitted under local law.
v.Upon the issuance of shares of Common Stock in settlement of earned Performance Units, Mattel may require the Holder to sell such shares at any time to the extent the Holder’s continued holding of such shares is prohibited under applicable law or is administratively burdensome (in which case, this Grant Agreement shall provide Mattel with the authority to issue sales instructions in relation to such shares of Common Stock on the Holder’s behalf).
12.Assignability. The Performance Units shall not be transferable by the Holder, other than upon the death of the Holder in accordance with such beneficiary designation procedures or other procedures as Mattel may prescribe from time to time.
13.Certain Corporate Transactions. In the event of certain corporate transactions, the Performance Units shall be subject to adjustment as provided in Section 17 of the Plan. In the event of a Change in Control, these Performance Units shall be subject to the provisions of Section 18 of the Plan, except as provided in Section 5 of this Grant Agreement.
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14.No Additional Rights.
i.Neither the granting of the Performance Units nor their vesting or settlement shall (i) affect or restrict in any way the power of the Company to take any and all actions otherwise permitted under applicable law, (ii) confer upon the Holder the right to continue in the employment of or performing services for the Company, or (iii) interfere in any way with the right of the Company to terminate the services of the Holder at any time, with or without Cause.
ii.The Holder acknowledges that (i) this is a one-time grant, (ii) the making of this grant does not mean that the Holder will receive any similar grant or grants in the future, or any future grants at all, (iii) the Plan and the benefits the Holder may derive from participation in the Plan are not part of the employment conditions and/or benefits provided by the Company, (iv) any modifications or amendments of the Plan by Mattel, or a termination of the Plan by Mattel, shall not constitute a change or impairment of the terms and conditions of the Holder’s employment with the Company, and (v) this grant does not in any way entitle the Holder to future grants under the Plan, if any, and Mattel retains sole and absolute discretion as to whether to make any additional grants to the Holder in the future and, if so, the quantity, terms, conditions, and provisions of any such grants.
iii.Without limiting the generality of subsections (i) and (ii) immediately above and subject to Sections 4 and 5 of this Grant Agreement, if there is a Termination of Employment of the Holder, the Holder shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit relating to the Performance Units or under the Plan which the Holder might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.
iv.The Holder’s participation in the Plan is voluntary. The value of the Performance Units and any other awards granted under the Plan is an extraordinary item of compensation outside the scope of the Holder’s employment (and the Holder’s employment contract, if any). Any grant under the Plan, including the grant of the Performance Units, is not part of the Holder’s normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement benefits, or similar payments.
15.Rights as a Stockholder. Neither the Holder nor the Holder’s Heir shall have any rights as a stockholder with respect to any shares represented by the Performance Units unless and until shares of Common Stock have been issued in settlement thereof.
16.Data Privacy. Mattel is located at 333 Continental Blvd, El Segundo California, 90245, United States of America and grants Performance Units under the Plan to employees of Mattel and its Affiliates in its sole discretion. In conjunction with Mattel’s grant of the Performance Units under the Plan and its ongoing administration of such awards, Mattel is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the grant of the Performance Units, the Holder expressly and explicitly consents to the Personal Data Activities as described herein.
i.Data Collection, Processing and Usage. The Company collects, processes and uses the Holder’s personal data, including the Holder’s name, home address, email address, and telephone number, date of birth, social insurance/passport
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number or other identification number (e.g. resident registration number), salary, citizenship, job title, any shares of Common Stock or directorships held in Mattel, and details of all Performance Units or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Holder’s favor, which the Company receives from the Holder or the employer (“Personal Information”). In granting the Performance Units under the Plan, the Company will collect the Holder’s Personal Information for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and usage of the Holder’s Personal Information is the Holder’s consent.
ii.Stock Plan Administrator. The Company transfers the Holder’s Personal Information to Fidelity Stock Plan Services, LLC, and/or such other third parties as may be selected by Mattel ("Stock Plan Administrator"), which assists the Company with the implementation, administration and management of the Plan. In the future, Mattel may select a different Stock Plan Administrator and share the Holder’s Personal Information with another company that serves in a similar manner. The Stock Plan Administrator will open an account for the Holder to receive and trade shares of Common Stock acquired under the Plan. The Holder will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Holder’s ability to participate in the Plan.
iii.International Data Transfers. Mattel and the Stock Plan Administrator are based in the United States. The Holder should note that the Holder’s country of residence may have enacted data privacy laws that are different from the United States. Mattel’s legal basis for the transfer of the Holder’s Personal Information to the United States is the Holder’s consent.
iv.Voluntariness and Consequences of Consent Denial or Withdrawal. The Holder’s participation in the Plan and the Holder’s grant of consent to Personal Data Activities pertaining to the grant and administration of the Performance Units and other awards that Mattel may grant to the Holder pursuant to the Plan is purely voluntary. The Holder may deny or withdraw the Holder’s consent at any time. If the Holder does not consent, or if the Holder later withdraws the Holder’s consent, the Holder may be unable to participate in the Plan. This would not affect the Holder’s existing employment or salary; instead, the Holder merely may forfeit the opportunities associated with the Plan. To withdraw the Holder’s consent to Personal Data Activities, the Holder should contact PeopleandCulture@Mattel.com.
v.Data Subject Rights. The Holder may have a number of rights under the data privacy laws in the Holder’s country of residence. For example, the Holder’s rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with
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competent authorities in the Holder’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Holder’s Personal Information. To exercise the Holder’s rights, the Holder should contact PeopleandCulture@Mattel.com.
17.Compliance with Plan. The Performance Units and this Grant Agreement are subject to, and Mattel and the Holder agree to be bound by, all of the terms and conditions of the Plan as it shall be amended from time to time, and the rules, regulations, and interpretations relating to the Plan as may be adopted by the Committee, all of which are incorporated herein by reference. No amendment to the Plan or this Grant Agreement shall adversely affect the Performance Units or this Grant Agreement without the consent of the Holder, except as permitted by Section 22 of the Plan. In the case of a conflict between the terms of the Plan and this Grant Agreement, the terms of the Plan shall govern and this Grant Agreement shall be deemed to be modified accordingly.
18.Effect of Grant Agreement on Individual Agreements. Notwithstanding the provisions of any Individual Agreement, (i) in the case of a conflict between the terms of the Holder’s Individual Agreement and this Grant Agreement, the terms of the Grant Agreement shall govern, and (ii) the vesting and settlement of Performance Units shall in all events occur in accordance with this Grant Agreement to the exclusion of any provisions contained in an Individual Agreement regarding the vesting or settlement of the Performance Units, and any such Individual Agreement provisions shall have no force or effect with respect to the Performance Units.
19.Governing Law. The interpretation, performance and enforcement of this Grant Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws. The Holder may only exercise the Holder’s rights in respect of the Plan, the Grant Agreement and these Performance Units to the extent that it would be lawful to do so, and Mattel would not, in connection with this Grant Agreement, be in breach of the laws of any jurisdiction to which the Holder may be subject. The Holder shall be solely responsible to seek advice as to the laws of any jurisdiction to which the Holder may be subject, and participation by the Holder in the Plan shall be on the basis of a warranty by the Holder that the Holder may lawfully so participate without Mattel being in breach of the laws of any such jurisdiction.
20.No Advice Regarding Grant. Mattel is not providing any tax, legal or financial advice, nor is Mattel making any recommendations, regarding the Holder’s participation in the Plan or the Holder’s acquisition or sale of the underlying shares of Common Stock. The Holder is hereby advised to consult with the Holder’s own personal tax, legal and financial advisors regarding the Holder’s participation in the Plan before taking any action related to the Plan.
21.Insider Trading/Market Abuse Laws. The Holder may be subject to insider trading and/or market abuse laws in applicable jurisdictions, including the United States, the Holder’s country of residence, and the Holder’s country of employment (if different) that may affect the Holder’s ability to acquire or sell shares of Common Stock under the Plan during such times the Holder is considered to have “inside information” (as defined in the laws of applicable jurisdictions). These laws may be the same or different from any insider trading policy of Mattel. The Holder acknowledges that it is the Holder’s responsibility to be informed of and compliant with such regulations.
22.English Language. The Holder acknowledges and agrees that it is the Holder’s express intent that the Grant Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Performance Units, be drawn up in English. If the Holder has received the Grant Agreement, the Plan or any other documents related to the Performance Units translated into a language other than English, and if the
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meaning of the translated version is different than the English version, the English version will control, unless otherwise explicitly required by applicable law.
23.Electronic Delivery. Mattel will deliver any documents related to the Performance Units and the Holder’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means unless otherwise determined by Mattel in its sole discretion.  The Holder hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by Mattel or a third party designated by Mattel.
24.Value of the Performance Units. The Holder acknowledges and agrees that the value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty and if the Holder earns Performance Units in accordance with the terms of this Grant Agreement and is issued shares of Common Stock, the value of those shares may increase or decrease. The Company shall not be liable for any foreign exchange rate fluctuation between the local currency of the Holder’s country of residence and the U.S. dollar that may affect the value of the Performance Units or of any amounts due to the Holder pursuant to the settlement of the Performance Units or the subsequent sale of any shares of Common Stock acquired upon settlement of the Performance Units.
25.Clawback Policy.    The Performance Units and any amounts acquired pursuant to the Performance Units (including any shares of Common Stock or cash amounts) shall be subject to (i) the Mattel, Inc. Rule 10D-1 Compensation Recovery Policy as in effect on the Grant Date and any successor policy and any related policies adopted by Mattel from time to time and (ii) any other compensation recovery policy adopted after the Performance Units are granted to facilitate compliance with applicable law and any applicable listing rules or other rules and regulations implementing the foregoing (collectively, the “Clawback Policy”). For purposes of this Section 24, the Holder expressly and explicitly authorizes Mattel to issue instructions, on the Holder’s behalf, to any brokerage firm and/or third party administrator engaged by Mattel to hold any shares of Common Stock and other amounts acquired pursuant to the Performance Units or the Plan to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to Mattel upon Mattel’s enforcement of the Clawback Policy. For the avoidance of doubt, to the extent that the terms of this Grant Agreement and the Clawback Policy conflict, the terms of the Clawback Policy shall prevail.
26.Addendum. Notwithstanding any provision of this Grant Agreement to the contrary, the Performance Units shall be subject to any special terms and conditions for the Holder’s country of residence (and country of employment, if different) as are set forth in the applicable addendum to the Grant Agreement (the “Addendum”). Further, if the Holder transfers residence and/or employment to another country reflected in an Addendum to the Grant Agreement, the special terms and conditions for such country (if any) will apply to the Holder to the extent Mattel determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Performance Units and the Plan (or Mattel may establish alternative terms and conditions as may be necessary or advisable to accommodate the Holder’s transfer). Any applicable Addendum shall constitute part of this Grant Agreement.
27.Additional Requirements. Mattel reserves the right to impose other requirements on the Performance Units, any shares of Common Stock acquired pursuant to the Performance Units, and the Holder’s participation in the Plan, to the extent Mattel determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules, and regulations, or to facilitate the operation and administration of the Performance Units and the Plan. Such requirements may include (but are not limited to) requiring the Holder to sign any agreements or undertakings that may be necessary or advisable to accomplish the foregoing.
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Notwithstanding any provision of this Grant Agreement to the contrary, if the Holder does not accept the Performance Units (in accordance with the method specified by Mattel) by the six-month anniversary of the date of grant, the Performance Units will be deemed accepted, and the Holder shall be subject to the terms and conditions of the Plan, the rules, regulations, and interpretations relating to the Plan as may be adopted by the Committee, and this Grant Agreement
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